UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 6, 2021

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with (1) the consummation by CorEnergy Infrastructure Trust, Inc. (the “Company”) on July 6, 2021 (the “Closing”) of the internalization of the Company’s management (the “Internalization”) pursuant to the previously announced Contribution Agreement, dated as of February 4, 2021 (the “Contribution Agreement”), by and among the Company, Corridor InfraTrust Management, LLC, the Company’s former external manager (“Corridor”), and Richard C. Green, Rick Kreul, Rebecca M. Sandring, Sean DeGon, Jeff Teeven, Jeffrey E. Fulmer, David J. Schulte (as Trustee of the DJS Trust under Trust Agreement dated July 18, 2016), and Campbell Hamilton, Inc., which is an entity controlled by David J. Schulte (collectively, the “Contributors”), and (2) related actions taken by the Company in connection with the Internalization. Pursuant to the Contribution Agreement and following approval by the Company’s stockholders, the Company, acquired Corridor, which owns the assets previously used by Corridor in its performance of the management functions previously provided to the Company. Upon completion of the Internalization at Closing, the Company became an internally managed real estate investment trust.
Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Internalization, on July 6, 2021, the Company entered into a Registration Rights Agreement with the Contributors (the “Registration Rights Agreement”).  David J. Schulte serves as Chairman of the Board and Chief Executive Officer of the Company, and Rebecca M. Sandring also serves as an executive officer of the Company.  Contributors Rick Kreul, Sean DeGon, and Jeff Teeven are current officers of the Company, and Contributor Richard C. Green is a former director and executive officer of the Company and Contributor Jeffery E. Fulmer is a former executive officer of the Company.
The Registration Rights Agreement, subject to the terms thereof, provides for certain demand and piggyback registration rights in favor of the Contributors, subject to customary underwriter cutbacks, to require the Company to file a shelf registration statement covering the resale of listed Company securities they acquired in the Internalization and may ultimately acquire upon conversion of new securities issued pursuant to the Internalization (as further described below).  The Company has agreed to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibits 10.1, to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.
Item 1.02	Termination of Material Definitive Agreement.

Termination of Management Agreement
In connection with the closing of the Internalization, the Management Agreement effective as of May 1, 2015 between the Company and Corridor, as amended (the “Management Agreement”) was terminated effective July 6, 2021.
As previously disclosed in the Company’s periodic reports filed with the SEC, prior to termination of the Management Agreement, Corridor (i) presented the Company with suitable acquisition opportunities consistent with its investment policies and its objectives, (ii) was responsible for the Company’s day-to-day operations and (iii) performed such services and activities relating to the Company’s assets and operations as may be appropriate.  As historically in effect, the terms of the Management Agreement included a quarterly management fee equal to 0.25 percent (1.00 percent annualized) of the value of the Company’s Managed Assets as of the end of each quarter. For purposes of the Management Agreement, "Managed Assets" meant the Company’s total assets (including any securities receivables, other personal property or real property purchased with or attributable to any borrowed funds) minus (A) the initial invested value of all non-controlling interests, (B) the value of any hedged derivative assets, (C) any prepaid expenses and (D) all of the accrued liabilities other than (1) deferred taxes and (2) debt entered into for the purpose of leverage. For purposes of the definition of Managed Assets, the Company’s securities portfolio was valued at then-current market value. For purposes of the definition of Managed Assets, other personal property and real property assets included real and other personal property owned and the Company’s assets invested, directly or indirectly, in equity interests in or loans secured by real estate or personal property (including acquisition-related costs and acquisition costs that may be allocated to intangibles or are unallocated), valued at the aggregate historical cost, before reserves for depreciation, amortization, impairment charges or bad debts or other similar noncash reserves.
The Management Agreement also required a quarterly incentive fee of 10 percent of the increase in distributions paid over a threshold distribution equal to $0.625 per share per quarter. During 2020, the Company either waived or did not earn the incentive fee that would otherwise be payable under the provisions of the Management Agreement with respect to dividends paid on the Company's common stock. Accordingly, Corridor did not receive any incentive fees during 2020.
The information regarding the termination of the Management Agreement and the Internalization under the heading “Closing of Internalization” in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Termination of Administration Agreement
In connection with the closing of the Internalization, the Administrative Agreement dated December 1, 2011, as amended, between the Company and Corridor (the “Administrative Agreement”) was terminated effective July 6, 2021.
As previously disclosed in the Company’s periodic reports filed with the SEC, prior to termination of Administrative Agreement, Corridor, as administrator, performed (or oversaw or arranged for the performance of) the administrative services necessary for the Company’s operation, including without limitation providing it with equipment, clerical, bookkeeping and record keeping services. For these services the Company paid the administrator an annual fee equal to 0.04 percent of the value of the Company's Managed Assets as of the end of each quarter, with a minimum annual fee of $30 thousand.
Pursuant to the Management and Administrative Agreement, Corridor furnished the Company with office facilities and clerical and administrative services necessary for its operation (other than services provided by its custodian, accounting agent, dividend and interest-paying agents and other service providers).
The information regarding the termination of the Administrative Agreement and the Internalization under the heading “Closing of Internalization” in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report on Form 8-K regarding the Internalization and the issuances of shares of Common Stock and Class B Common Stock and depositary shares representing Series A Preferred Stock is incorporated by reference in this Item 3.02. The stock that was issued and sold pursuant to the Contribution Agreement in connection with the closing of the Internalization, and the Common Stock that may be issued upon conversion thereof, has been (and, in the case of the conversion shares, will be) issued and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
Item 3.03	Material Modification to Rights of Security Holders.

On July 6, 2021, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland (“SDAT”), which Articles Supplementary were effective on filing, classifying an additional 18,864 authorized but unissued shares of the Company’s Preferred Stock, par value $.001 per share, as 7.375% Series A Cumulative Redeemable Preferred Stock with a stated value per share of $2,500.00 (the “Series A Preferred Stock”). After giving effect to the Articles Supplementary, the Company is authorized to issue 68,972 shares of Series A Preferred Stock, which includes the 50,108 shares of Series A Preferred Stock previously issued and outstanding as of March 31, 2021.
As described further in Item 8.01 of this Current Report on Form 8-K, on July 6, 2021, the Company issued 170,213 depositary shares, each representing 1/100th of a share of the Series A Preferred Stock with a liquidation preference of $25.00 per depositary share, pursuant to the Contribution Agreement and the closing of the Internalization.  The 1,703 shares of Series A Preferred Stock issued in the Internalization have identical terms of the shares of Series A Preferred Stock previously issued by the Company in public offerings in 2015 and 2017 and provided for by the Articles Supplementary filed by the Company with SDAT and filed as Exhibit 3.1 to the Company’s Registration Statement on Form 8-A on January 26, 2015.
The additional authorized but unissued shares of Series A Preferred Stock classified in the Articles Supplementary filed on July 6, 2021 are reserved for the potential exchange of Class A-1 Units of Crimson Midstream Holdings, LLC.
The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 above is incorporated herein by reference.
Item 8.01	Other Events.

Closing of Internalization
On July 6, 2021, pursuant to the Contribution Agreement, the Company, acquired Corridor, which owns the assets used by Corridor in its performance of the management functions previously provided to the Company pursuant to the Management Agreement and the Administrative Agreement, resulting in the Internalization of the Company’s management. The Internalization was consummated for a purchase price of approximately $16.9 million, payable in equity. Pursuant to the Contribution Agreement, the Company issued to the Contributors, based on each Contributor's percentage ownership in Corridor, an aggregate of: (i) 1,153,846 shares of Common Stock, (ii) 683,761 shares of Class B Common Stock, and (iii) 170,213 depositary shares of Series A Preferred Stock (collectively with the Common Stock and Class B Common Stock, the "REIT Stock").  At closing, the Management Agreement and Administrative Agreement were both terminated.
The Closing of the Internalization was subject to certain approvals of the Company’s stockholders on certain matters contemplated by the Contribution Agreement. As previously disclosed in the Company’s Current Report on Form 8-K as filed with the SEC on July 6, 2021, the Company held its Annual Meeting on June 29, 2021, at which the Company’s stockholders approved the proposal authorizing the Internalization and the related issuances, pursuant to the Contribution Agreement, of REIT Stock.
The foregoing information relating to the completion of the Internalization is qualified in its entirety by reference to (i) the Contribution Agreement as previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2021 and (ii) disclosure included in the Company’s definitive proxy statement as filed with the SEC pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, on June 1, 2021 regarding (a) the consideration to be received in the Internalization and (b) the nature of the relationships between the parties to the Contribution Agreement, each of which is incorporated herein by reference, as well as (iii) the other matters described in this Current Report on Form 8-K.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Article Supplementary for Series A Preferred Stock
10.1	Registration Rights Agreement dated February 4, 2021, by and among CorEnergy Infrastructure Trust, Inc. and the Contributors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: July 12, 2021	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary